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                                                                    Exhibit (j)

           CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 72 to the registration statement on Form N-1A ("Registration Statement") of our report dated November 21, 2007, relating to the financial statements and financial highlights which appears in the September 30, 2007 Annual Report to Shareholders of the Loomis Sayles Core Plus Bond Fund, a series of Natixis Funds Trust I, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Performance" and "Independent Registered Public Accounting Firm" in such Registration Statement.

PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Boston, Massachusetts
January 28, 2008